©2026 eHealthInsurance Services, Inc. 1 Q1 2026 Financial Results

©2026 eHealthInsurance Services, Inc. 2 Safe Harbor Statement Forward-Looking Statements This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this presentation include, but are not limited to, the following: our expectations regarding our business, industry and market trends, including market opportunity, consumer demand, carrier strategies and our competitive advantage and long-term vision; our estimates regarding membership, enrollment growth and acquisition costs; our estimates regarding commissions receivable collection; our estimates regarding constrained lifetime value (“LTV”) of commissions receivable per approved member and receivable collection; our expectations regarding our technological and digital capabilities; our expectations regarding our profitability, member retention and LTVs; our strategic objectives in 2026 and beyond, including our lifetime advisory model, product diversification efforts, business and growth strategy, cost management and cash flow generation, and our ability to achieve such strategic objectives; our financial strategies and our ability to achieve our financial targets, including our 2026 annual guidance for total revenue, GAAP net income, adjusted EBITDA and operating cash flow, and our three-year financial targets; our estimates for and the expected impact of positive net adjustment revenue on our 2026 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include those set forth in our filings with the Securities and Exchange Commission, including our latest Form 10-Q and Form 10-K. The forward-looking statements in this presentation are based on information available to us as of today, and we disclaim any obligation to update any forward-looking statements, except as required by law. Non-GAAP Information This presentation includes both GAAP and non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Definitions and reconciliations of the non-GAAP financial measures included in this presentation to the most directly comparable GAAP financial measures is available in the Appendix to this presentation. Management uses both GAAP and non- GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors. The Company has not provided U.S. GAAP reconciliations of the forward-looking non-U.S. GAAP financial measures in this presentation because certain items that impact these measures cannot be reasonably predicted or determined. As a result, such reconciliations are not available without unreasonable efforts, and the Company is unable to determine the probable significance of the unavailable information.

©2026 eHealthInsurance Services, Inc. 3 Q1 2026 Earnings Highlights  Q1 2026 total revenue of $88.0 million decreased 22% YoY reflecting lower Medicare Advantage (“MA”) approved members consistent with our strategy to reduce variable and fixed expenses in ‘26 and focus demand generation on most profitable marketing channels.  Q1 2026 positive net adjustment revenue was $8.0 million, compared to $10.5 million in Q1 2025.  Q1 2026 total operating costs and expenses decreased 16% YoY. Q1 2026 non-GAAP total operating costs and expenses(1) decreased 21% YoY.  On track to reduce total operating costs and expenses by approximately $90.0 million YoY in FY 2026.  Variable marketing spend within our Medicare segment declined 45% YoY.  Q1 2026 Medicare unit economics improved YoY driven by a 3% increase in MA LTV and a 10% decrease in total acquisition cost per MA-equivalent approved member(1). Q1 2026 Medicare LTV-to-CAC ratio(1) was 1.4x, an improvement from 1.2x in Q1 2025.  Q1 2026 GAAP net loss of $4.7 million compared to GAAP net income of $2.0 million a year ago. Q1 2026 GAAP net loss margin of 5% compared to Q1 2025 GAAP net income margin of 2%.  Q1 2026 adjusted EBITDA(1) of $9.0 million or 10% adjusted EBITDA margin(1) compared to $12.5 million or 11% adjusted EBITDA margin(1) a year ago.  Q1 2026 operating cash flow of $35.8 million. On track to achieve 2026 annual operating cash flow guidance.  Cash, cash equivalents and marketable securities of $110.8 million and commissions receivable balance of $1.04 billion as of March 31, 2026. eHealth delivered strong first quarter results that reflect material YoY improvements in operating expenses and Medicare unit economics. (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

©2026 eHealthInsurance Services, Inc. 4 Q1 2026 Revenue & Profitability (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. $113.1 $88.0 Q1-FY25 Q1-FY26 Total Revenue ($, MM) $12.5 $9.0 Q1-FY25 Q1-FY26 Adjusted EBITDA(1) ($, MM) $2.0 ($4.7) Q1-FY25 Q1-FY26 GAAP Net Income (Loss) ($, MM) (22%) (28%) Q1 2026 revenue declined 22% YoY driven primarily by lower enrollment volume and partially offset by higher Medicare LTVs as we reduced variable marketing spend to focus on high ROI channels. Q1 2026 GAAP net loss YoY change was primarily due to restructuring charges of $6.4M booked in connection with our workforce reduction. Q1 2026 GAAP net loss margin of 5% compared to Q1 2025 GAAP net income margin of 2%. Q1 2026 adjusted EBITDA margin(1) of 10% declined slightly relative to 11% a year ago.

Q1 2026 Medicare Segment Performance

Q1 2026 Medicare segment revenue declined 22% YoY while Medicare segment gross margin[1] increased by 620bps YoY.

Increase in Medicare gross margin was due to improvements in Medicare unit economics including greater LTVs and lower total cost of acquisition per MA-equivalent approved member[1].

Medicare Gross Margin[1]


34%
+620
bps
41%
Q1-FY25
Q1-FY26

Medicare Segment Revenue ($, MM)


$103.7
(22%)
$81.3
Q1-FY25
Q1-FY26

Medicare Segment Gross Profit[1] ($, MM)


$35.7
(8%)
$33.0
Q1-FY25
Q1-FY26

(1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.

©2026 eHealthInsurance Services, Inc.
eHealth | 5

©2026 eHealthInsurance Services, Inc. 6 (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measures. Q1 2026 Medicare Submissions(1) Declined While Acquisition Costs and Lifetime Values Improved YoY 104,181 78,940 Q1-FY25 Q1-FY26 Medicare Submissions (24%) $907 $938 Q1-FY25 Q1-FY26 MA LTV ($) 3% $754 $676 Q1-FY25 Q1-FY26 Total Acquisition Cost per MA- equivalent Approved Member(1) ($) (10%) Q1 2026 Medicare submissions declined 24% YoY, while LTV grew for Medicare Advantage, Medicare Supplement, and PDP products. Q1 2026 total acquisition cost per MA-equivalent approved member(1) declined 10%, primarily driven by a 28% YoY decline in variable marketing costs per member.

©2026 eHealthInsurance Services, Inc. $952 ($419) ($415) $907 ($361) ($393) $938 ($393) ($283) 7 (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measures. Q1-FY24 MA LTV Variable marketing cost per MA-Equiv. Approved Member(1) CC&E per MA-Equiv. Approved Member(1) Per Unit Gross Margin MA LTV Variable marketing cost per MA-Equiv. Approved Member(1) CC&E per MA-Equiv. Approved Member(1) Per Unit Gross Margin Q1-FY25 Medicare Unit Economics Expanded in Q1 2026 MA LTV Variable marketing cost per MA-Equiv. Approved Member(1) CC&E per MA-Equiv. Approved Member(1) Per Unit Gross Margin Q1-FY26 Strong Medicare LTV-to-CAC ratio(1) growth driven by disciplined marketing spend, improved channel mix, and the continued impact of branding initiatives $118 12% $153 17% $262 28% 1.1x Medicare LTV-CAC Ratio 1.4x Medicare LTV-CAC Ratio 1.2x Medicare LTV-CAC Ratio

8 Launched Lifetime Advisory Model in April ‘26 Leading with deep member-advisor relationships, driving increased engagement, loyalty & lifetime value MA plan match Offer additional products / services Needs analysis Monitor changes in needs & coverage ©2026 eHealthInsurance Services, Inc.

©2026 eHealthInsurance Services, Inc. 9 FY26 Guidance (1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure. 2026 Full Year Guidance Guidance Range (in millions) Total Revenue $405 – $445 GAAP Net Income $8 – $25 Adjusted EBITDA(1) $55 – $75 Operating Cash Flow ($10) – $12  2026 guidance includes the expected impact of positive net adjustment revenue which has been updated to be in the range of $8 million to $20 million to reflect the Q1 2026 positive net adjustment revenue, compared to the previous range of $0 to $20 million.

3-Year Financial Targets

- We view 2026 as a bridge year, with return to growth forecasted for 2027 on a streamlined cost foundation and greater product and revenue diversification.
- Assumes conservative macro outlook. Growth goals could be accelerated should we observe a more rapid stabilization of the Medicare Advantage market.

REVENUE

2027: Mid-single digit percentage growth YoY

2028: Mid-teens percentage growth YoY

ADJUSTED EBITDA[1]

Adjusted EBITDA margin[1][2] expansion in '27 and '28

Reaching 20% adjusted EBITDA margin[1][2] by '28

CASH FLOW

2027: Positive operating cash flow, breakeven free cash flow[1][2]

2028: Positive operating and free cash flow[1][2]

Key Operational Assumptions

- Modest YoY increases in Medicare marketing spend starting in Q4 '27
- Lifetime Advisory model increases member persistency and ancillary product revenue through higher attach rates
- Diversification initiatives in the Employer & Individual space with focus on ICHRA start contributing to topline growth in '28
- Fixed cost leverage driven by targeted reductions implemented In '26

(1) Refer to the appendix for definitions of certain metrics and our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure.
(2) eHealth has not provided a reconciliation of its 3-Year financial targets for Adjusted EBITDA margin and Free Cash Flow for 2027 and 2028 to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. eHealth is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, including, but not limited to, impairment, restructuring and other charges, other income and expense items and capitalized internal-use software and website development costs.

©2026 eHealthInsurance Services, Inc. eHealth

10

©2026 eHealthInsurance Services, Inc. Appendix 11

©2026 eHealthInsurance Services, Inc. 12 Definitions LTV-to-CAC ratio is calculated as constrained lifetime value of commissions per Medicare Advantage (“MA”)-equivalent approved member for which we are the broker of record divided by total acquisition cost (including customer care and enrollment and variable marketing costs) per MA-equivalent approved member. MA-equivalent approved member is calculated by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented. Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department. Segment gross margin is calculated as segment gross profit (loss) divided by total revenue for the applicable segment. Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members.

©2026 eHealthInsurance Services, Inc. 13 Definitions Non-GAAP financial measures within this presentation are defined as follows: • Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock- based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles. • Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. • Non-GAAP total operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses. • Free cash flow is calculated as net cash provided by (used in) operating activities reduced by capitalized internal-use software and website development costs and purchases of property and equipment and other assets.

©2026 eHealthInsurance Services, Inc. 14 Reconciliation of GAAP to Non-GAAP Financial Measures (1) Refer to the appendix for definitions of our non-GAAP financial measures.

©2026 eHealthInsurance Services, Inc. 15 Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA (1) Refer to the appendix for definitions of our non-GAAP financial measures.